    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 30, 2001
                                                     REGISTRATION NO. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

                                   INTUIT INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                                             77-0034661
(State or other jurisdiction of                             (I.R.S.  employer
incorporation or organization)                              identification no.)

                                ----------------

                               2535 Garcia Avenue
                         Mountain View, California 94043
                                 (650) 944-6000
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                ----------------

                             CATHERINE L. VALENTINE
             VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                          2632 MARINE WAY, M.S. 7-1154
                                 P. O. BOX 7850
                      MOUNTAIN VIEW, CALIFORNIA 94039-7850
                                 (650) 944-6656
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ----------------

                                   Copies to:
                            GORDON K. DAVIDSON, ESQ.
                            KENNETH A. LINHARES, ESQ.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306
                                 (650) 494-0600

                                ----------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

                                ----------------

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                ----------------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                       TITLE OF EACH CLASS OF SECURITIES                           PROPOSED MAXIMUM                   AMOUNT OF
                               TO BE REGISTERED                                   OFFERING PRICE(1)(2)            REGISTRATION FEE
====================================================================================================================================
Common stock, $0.01 par value, and any related preferred
stock purchase rights.............................................                        --                             --
Preferred stock, $0.01 par value..................................                        --                             --
Debt Securities...................................................                        --                             --
         Total....................................................                   $500,000,000(3)                $125,000(3)
====================================================================================================================================

        (1) The Registrant is registering an indeterminate number of or total principal amount of securities as may be issued at various times and at indeterminate prices, with a total public offering price not to exceed $500,000,000 or its equivalent in one or more currencies or, if any debt securities are issued at any original issuance discount, such greater amount as will result in net proceeds of $500,000,000 to the Registrant.

        (2) These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Exclusive of accrued interest, if any, on the debt securities.

        (3) This Registration Statement also relates to $26,250,000 of the Registrant's common stock, preferred stock and debt securities previously registered on Form S-3, Registration No. 333-50417, for which a filing fee of $7,743.75 was previously paid, and $473,750,000 of the Registrant's common stock, preferred stock and debt securities previously registered on Form S-3, Registration No. 333-63739, for which a filing fee of $139,757 was previously paid.

        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------

        Pursuant to Rule 429 promulgated under the Securities Act of 1933, the prospectus that constitutes part of this Registration Statement is a combined prospectus and also relates to an aggregate of $500,000,000 of the Registrant's common stock, preferred stock and debt securities, of which $26,250,000 was previously registered on Form S-3, Registration No. 333-50417 and $473,750,000 was previously registered on Form S-3, Registration No. 333-63739. This Registration Statement also constitutes post-effective amendment no. 2 to Registration Statement No. 333-50417 and post-effective amendment no. 1 to Registration Statement No. 333-63739. These post-effective amendments shall become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933, as amended.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                  SUBJECT TO COMPLETION, DATED JANUARY 30, 2001


PROSPECTUS


                                 $1,000,000,000


                                   INTUIT INC.

                                  COMMON STOCK

                                 PREFERRED STOCK

                                 DEBT SECURITIES

                                ----------------


        This prospectus relates to common stock, preferred stock and debt securities or any combination of commons stock, preferred stock or debt securities either individually or as units. We may sell these securities from time to time in one or more offerings up to a total initial public offering price of $1,000,000,000. We will provide specific terms of these sales in supplements to this prospectus. You should read this prospectus and each supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

        Intuit common stock is listed on the Nasdaq National Market under the symbol "INTU."

                                ----------------


        THE OFFERING OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 4.


                                ----------------


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                ----------------

                The date of this prospectus is January __, 2001.

        WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT. WE ARE NOT MAKING AN OFFER TO SELL THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT COVER OF THOSE DOCUMENTS.



                                TABLE OF CONTENTS


                                                                                         Page
About this Prospectus ..........................................................          3
Where You Can Find More Information.............................................          3
Incorporation of Documents by Reference.........................................          3
Intuit..........................................................................          4
Risk Factors....................................................................          4
Caution Regarding Forward-Looking Statements....................................          4
Use of Proceeds.................................................................          5
Dividend Policy.................................................................          5
Ratio of Earnings to Fixed Charges..............................................          5
Description of Common Stock.....................................................          6
Description of Preferred Stock..................................................          7
Description of Debt Securities..................................................          8
Plan of Distribution............................................................          16
Legal Matters...................................................................          17
Experts.........................................................................          17

                              ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a shelf registration process. Under this shelf process, we may offer common stock, preferred stock and debt securities from time to time in one or more offerings up to a total initial public offering price of $1 billion. This prospectus provides you with a general description of the securities we may offer. Each time that we offer any securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described below under the heading "Where You Can Find More Information."


                       WHERE YOU CAN FIND MORE INFORMATION

        We file reports, proxy statements and other information with the Commission under the Exchange Act. You can inspect and copy the registration statement and the reports, proxy statements and other information we have filed with the Commission at the Commission's public reference room at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain copies for a fee from the public reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You can call the Commission at 1-800-732-0330 for information about the operation of the public reference room. We also file electronic versions of these documents with the Commission, which you may access through the Commission's World Wide Web site at http://www.sec.gov. Our common stock is quoted for trading on the Nasdaq National Market. You can inspect reports, proxy statements and other information about us at the offices of the Nasdaq Stock Market at 1735 K Street, N.W., Washington, D.C. 20006.

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission. Some of the information in the registration statement has been omitted from this prospectus under the rules of the Commission. There is additional information about us in the Registration Statement and the exhibits and schedules filed with the registration statement. Statements in this prospectus about any contract or any other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. You can inspect a copy of the registration statement without charge at the offices of the Commission in Washington, D.C. You may obtain a copy of all or any part of the registration statement for a fee from the public reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

        The Commission allows us to incorporate by reference our publicly filed documents into this prospectus, which means that information included in these documents is considered part of this prospectus. Information that we file with the commission after the date of this prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 for so long as this registration statement remains effective.

        The following documents filed with the Commission are incorporated by reference into this prospectus:

                - our annual report on Form 10-K for the fiscal year ended July 31, 2000;

                - our quarterly report on Form 10-Q for the quarter ended October 31, 2000;

                -       our current report on Form 8-K dated November 21, 2000;

                -       our current report on Form 8-K dated November 22, 2000;

                -       our current report on Form 8-K dated November 27, 2000;

                -       our current report on Form 8-K dated January 26, 2001;

                - the description of our common stock in our registration statement on Form 8-A and any amendment or report filed for the purpose of updating that description; and

                - the description of our preferred stock purchase rights in our registration statement on Form 8-A and any amendment or report filed for the purpose of updating that description.

        The information in this prospectus about Intuit is not comprehensive and you should also read the information in the documents incorporated by reference into this prospectus. Information that we file later with the Commission and that is incorporated by reference in this prospectus will automatically update and supersede information in this prospectus.

        We will provide to you without charge, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than the exhibits. You should direct any requests for documents to Investor Relations, Intuit Inc., 2632 Marine Way, M.S. 7-1086, P.O. Box 7850, Mountain View, California 94039-7850. The telephone number is (650) 944-2713. The email address is investor_relations@intuit.com.



                                     INTUIT

        Intuit develops, sells and supports small business accounting and management, tax preparation and consumer finance desktop software products, financial supplies (such as computer checks, envelopes and invoices) and Internet-based products and services for individuals and small businesses. Our products and services are designed to automate commonly performed financial tasks and to simplify the way individuals and small businesses manage their finances and businesses. Intuit commenced operations in March 1983 and was incorporated in California in March 1984. In March 1993, Intuit was reincorporated in Delaware. Our principal executive offices are located at 2535 Garcia Avenue, P.O. Box 7850, Mountain View, California 94039-7850. Our telephone number is (650) 944-6000.


                                  RISK FACTORS

        The prospectus supplement that applies to each type or series of securities we offer will contain a discussion of risks that apply to an investment in Intuit and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision about investing in our securities, you should carefully consider the specific factors discussed under the caption "Risk Factors" in the applicable prospectus supplement, together with all of the other information appearing in the prospectus supplement or appearing or incorporated by reference in this prospectus.


                  CAUTION REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that are and will be incorporated by reference into this prospectus, contain forward-looking statements regarding Intuit's plans, expectations, estimates and beliefs. Forward looking statements in this prospectus are typically identified by words such as "believes," "anticipates," "estimates," "expects," "intends," "will," "may" and other similar expressions. These forward-looking statements may include, among other things, projections of our future financial performance, our anticipated growth and anticipated trends in our businesses. These statements are only predictions, based on our current expectations about future events. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance or achievements or that predictions or current expectations will be accurate. These forward-looking statements involve risks and uncertainties, and our actual results, performance or achievements could differ materially from those expressed or implied by the forward-looking statements. The important factors that could cause our results to differ include those discussed under the section entitled "Risk Factors" in any prospectus supplement, as well as the section entitled "Risks That Could Affect Future Results" in item 7 of our Form 10-K for fiscal year 2000 and similar sections in the other documents incorporated into this prospectus by reference. We encourage you to read these sections carefully. We will not necessarily update information in this prospectus or incorporated by reference into this prospectus if any forward-looking statement later turns out to be inaccurate.

                                 USE OF PROCEEDS

        We will use the net proceeds from the sale of securities that we may offer under this prospectus and any accompanying prospectus supplement for general corporate purposes. General corporate purposes may include possible acquisitions, investments, capital expenditures, repayment of debt, repurchase of our capital stock and any other purposes that we may specify in any prospectus supplement. We may invest the net proceeds temporarily until we use them for their stated purpose.


                                 DIVIDEND POLICY

        Intuit has never paid any cash dividends on its common stock. However, our financial statements reflect dividends previously paid by Rock and Title Source because we accounted for those acquisitions as a pooling of interests. We currently anticipate that we will retain all future earnings for use in our business, and do not anticipate paying any cash dividends in the foreseeable future.


                       RATIO OF EARNINGS TO FIXED CHARGES

        The following table provides the ratio of earnings to fixed charges for Intuit and its consolidated subsidiaries for the periods indicated. The ratio of earnings to fixed charges has been computed by dividing earnings by fixed charges. Earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense incurred plus the portion of our rental expense deemed to be a reasonable approximation of the interest factor under operating leases.


                                       Years Ended July 31,
-------------------------------------------------------------------------------------   Three Months Ended
      1996              1997              1998             1999            2000          October 31, 2000
---------------   ---------------   ---------------  --------------  ----------------   ------------------
      (1)                4.52             (2)              70.15          29.88                  (3)

------------------
(1)  Earnings were inadequate to cover fixed charges by $5,001.
(2)  Earnings were inadequate to cover fixed charges by $1,100.
(3)  Earnings were inadequate to cover fixed charges by $78,945.

                           DESCRIPTION OF COMMON STOCK

        The following description of our common stock, together with the additional information included in any applicable prospectus supplements, summarizes the material terms and provisions of our common stock, but is not complete. For the complete terms of our common stock, please refer to our restated certificate of incorporation, our bylaws and our rights agreement, which are incorporated by reference into the registration statement that includes this prospectus.

        Intuit's certificate of incorporation authorizes Intuit to issue up to 750,000,000 shares of common stock. As of December 31, 2000, there were 208,259,782 shares of common stock outstanding held by approximately 960 stockholders of record.

        The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Subject to preferences that may apply to any preferred stock outstanding, holders of common stock are entitled to receive dividends out of assets legally available at the times and in the amounts that our board of directors may determine. The common stock has no preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding-up of Intuit, the holders of common stock are entitled to share in all assets legally available for distribution to stockholders after payment of all liabilities and the liquidation preferences, if any, of any outstanding preferred stock. Each outstanding share of common stock is, and any shares of common stock offered by this prospectus when they are paid for will be, fully paid and nonassessable.

        Our bylaws provide that special meetings of stockholders can be called only by the chairman of the board, the chief executive officer, the president or a majority of the board of directors. Our bylaws also specify an advance notice procedure for the nomination, other than by or at the direction of the board of directors, of candidates for election as directors and for business to be brought before a meeting of stockholders. These provisions may have the effect of delaying, deferring or preventing a change in control of Intuit without further action by the stockholders.

RIGHTS PLAN

        We adopted a stockholder rights plan on April 29, 1998 and amended it on October 5, 1998. Our board of directors implemented the plan by declaring a dividend, distributable to stockholders of record on May 11, 1998, of one preferred share purchase right for each share of common stock outstanding. The rights plan provides that each share of common stock outstanding will have attached to it the right to purchase one three-thousandths of a share of series B junior participating preferred stock. The purchase price per one three-thousandths of a preferred share is $83.33, subject to adjustment. The rights, preferences and privileges of the preferred shares are summarized below under "Description of the Preferred Stock."

        The rights will be exercisable only if a person or group acquires 20% or more of our common stock or announces a tender offer or exchange offer that would result in the acquisition of 20% or more of our common stock. Once they are exercisable, and in some circumstances if additional conditions are met, the plan allows stockholders, other than the acquiror, to purchase our common stock or securities of the acquiror with a then current market value of two times the exercise price of the right. Until a right is exercised, the holder of the right, as such, has no rights as a stockholder of Intuit. The rights are redeemable for $0.001 per right, subject to adjustment, at the option of the board of directors. The rights will expire on May 1, 2008, unless they are redeemed or exchanged by the Intuit before that date.

        The rights plan is designed to protect and maximize the value of the outstanding equity interests in Intuit in the event of an unsolicited attempt by an acquiror to take over Intuit, in a manner or on terms not approved by the board of directors. Takeover attempts frequently include coercive tactics to deprive the board of directors and stockholders of any real opportunity to determine Intuit's destiny. The board adopted the rights plan to deter coercive tactics, including a gradual accumulation of shares in the open market of a 15% or greater position to be followed by a merger or a partial or two-tier tender offer that does not treat all stockholders equally. These tactics unfairly pressure stockholders, squeeze them out of their investment without giving them any real choice and deprive them of the full value of their shares. The rights plan is not intended to prevent a takeover of Intuit and will not do so. Because Intuit may redeem the rights, they should not interfere with any merger or business combination approved by the board of directors.

        Issuance of the rights does not weaken Intuit's financial strength or interfere with its business plans. The issuance of the rights themselves has no dilutive effect, will not affect reported earnings per share, should not be taxable to Intuit or to its stockholders and will not change the way in which Intuit's shares are traded. Intuit's board of directors believes that the rights represent a sound and reasonable means of addressing the complex issues of corporate policy created by the current takeover environment. However, the rights may have the effect of rendering more difficult or discouraging an acquisition of Intuit deemed undesirable by the board of directors. The rights may cause substantial dilution to a person or group that attempts to acquire Intuit on terms or in a manner not approved by Intuit's board of directors, unless the offer is conditioned upon the purchase or redemption of the rights.

DELAWARE ANTI-TAKEOVER LAW

        We are subject to Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, this law prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years after the person became an interested stockholder unless, subject to specified exceptions, the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a "business combination" includes a merger, asset sale, stock sale or other transaction that results in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own 15% or more of the corporation's voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of Intuit without further action by the stockholders.

TRANSFER AGENT AND REGISTRAR

        The Transfer Agent and Registrar for the common stock is American Stock Transfer & Trust Company.


                       DESCRIPTION OF THE PREFERRED STOCK

        Intuit's certificate of incorporation authorizes the board of directors to direct the issuance of up to 1,344,918 shares of preferred stock without any further vote or action by Intuit's stockholders. The shares of preferred stock may be issued in one or more series and with rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, terms of redemption and liquidation preferences that the board of directors may fix or designate.

SERIES B JUNIOR PARTICIPATING PREFERRED STOCK

        A total of 250,000 shares of preferred stock have been designated as Series B junior participating preferred stock, $0.01 par value per share. These shares are reserved for issuance upon exercise of the preferred stock purchase rights issued under the rights plan discussed above. The shares of Series B preferred stock will not be redeemable. The holders of the Series B preferred stock will be entitled to a quarterly per share dividend of 1,000 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Series B preferred stock will be entitled to a liquidation preference of $10.00 per share, plus an aggregate payment of 1,000 times the aggregate payment made per share of common stock. Each share of Series B preferred stock will have 1,000 votes, voting together with the common stock. Finally, in any merger, consolidation or other transaction in which shares of common stock are exchanged, each share of Series B preferred stock will be entitled to receive 1,000 times the amount received per share of common stock. These rights are protected by customary antidilution provisions. Because of the nature of these dividend, liquidation and voting rights, the value of the one three-thousandths interest in a share of Series B preferred stock purchasable upon exercise of each right should approximate the value of one share of common stock.

ADDITIONAL SERIES OF PREFERRED STOCK

        The board of directors may authorize and issue the remaining authorized but undesignated shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The terms of the preferred stock that might be issued could prohibit Intuit from completing any merger, reorganization, sale of substantially all its assets, liquidation or other extraordinary corporate transaction without approval of the outstanding shares of preferred stock. As a result, the issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Intuit.

        The specific terms of a particular series of preferred stock will be described in the prospectus supplement relating to that series. The description of preferred stock in this prospectus and the description of the terms of a particular series of preferred stock in the related prospectus supplement summarize the material terms of the preferred stock, but are not complete. For the complete terms of a particular series of preferred stock, please refer to the certificate of designation relating to that series. The related prospectus supplement will contain a description of material United States federal income tax consequences relating to the purchase and ownership of the series of preferred stock described in that prospectus supplement.

        When they are paid for, the shares of preferred stock will be fully paid and nonassessable. The certificate of designation relating to the preferred stock of a particular series will fix the rights, preferences, privileges and restrictions of the preferred stock of that series. A prospectus supplement, relating to each series, will specify the terms of the preferred stock as follows:

                - the number of shares in the series and the title of the series;

                - the annual dividend rate, if any, on shares of the series, whether the rate is fixed or variable or both, the date or dates from which dividends will begin to accrue or accumulate and whether dividends will be cumulative;

                - the price at and the terms and conditions on which the shares of the series may be redeemed, whether at our option or the option of the holders, if at all, including the time during which shares of the series may be redeemed and any accumulated dividends or premiums that the holders of shares of the series will be entitled to receive upon the redemption;

                - the liquidation preference, if any, and any accumulated dividends, that the holders of shares of the series will be entitled to receive upon the liquidation, dissolution or winding up of the affairs of Intuit;

                - whether or not the shares of the series will be subject to operation of a retirement or sinking fund, and, if so, the extent and manner in which the fund will be applied to the purchase or redemption of the shares of the series for retirement or for other corporate purposes, and the terms and provisions relating to the operation of the fund;

                - the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of Intuit capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the price or rate;

                -       the voting rights, if any, of the shares of the series;
                        and

                - any or all other preferences and relative, participating, operational or other special rights, privileges or qualifications, limitations or restrictions of the shares of the series.


                         DESCRIPTION OF DEBT SECURITIES

        The following description of the debt securities we may offer, together with the additional information included in any prospectus supplement, describes the material terms of the debt securities but is not complete. For a more detailed description of the terms of the debt securities, please refer to the indentures that we have filed as exhibits to the registration statement that includes this prospectus. We will describe in a prospectus supplement the specific terms of any debt securities we may offer by this prospectus. If indicated in a prospectus supplement, the terms of the debt securities may differ from the terms described below.

        The debt securities will be either our senior debt securities or our subordinated debt securities. We will issue our debt securities under one or more separate indentures between Intuit and a trustee. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. The trustee under each indenture is Chase Manhattan Bank and Trust Company, National Association. Together the senior indenture and

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subordinated indenture are called the "indentures." The following summaries of the senior debt, the subordinated debt and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indentures that apply to a particular series of debt securities, including the definitions of terms. Except as otherwise indicated, the terms of the senior indenture and the subordinated indenture are identical.

        We may issue the debt securities from time to time in one or more series. We will specify a maximum aggregate principal amount for the debt securities of any series. We will also determine the terms and provisions of the debt securities, which must be consistent with the indentures, including terms such as maturity, principal and interest. Unless otherwise specified in the applicable prospectus supplement, the senior debt securities when issued will be unsecured and unsubordinated obligations of Intuit and will rank on a parity with all other unsecured and unsubordinated indebtedness of Intuit. The subordinated debt securities when issued will be subordinated in right of payment to the prior payment in full of all senior indebtedness of Intuit, including any outstanding senior debt securities, as described in the applicable Prospectus Supplement.

        The indentures do not limit the amount of other debt that we may issue and do not contain financial or similar restrictive covenants. The indentures do not contain any provision intended to provide protection to holders of debt securities against a sudden or dramatic decline in credit quality of Intuit that could, for example, result from a takeover, recapitalization, special dividend or other restructuring.

        Each prospectus supplement will describe the following terms relating to each series of debt securities that we may issue:

                -       the title;

                - whether the debt securities offered are senior debt securities or subordinated debt securities and the terms of any subordination;

                - the price or prices at which we will issue the debt securities;

                - any limit on the total principal amount of the debt securities;

                - the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for interest;

                - the maturity date(s) or the method of determining the maturity date(s);

                - the interest rate(s), which may be fixed or variable, or the method for determining the rate(s) and the date(s) interest will start to accrue, the date(s) on which interest will be payable and the regular record dates for interest payment dates or the method for determining the interest payment dates;

                - the place(s) where payments may be made and the manner of payments;

                - Intuit's right, if any, to defer payment of interest and the maximum length of any deferral period;

                - the dates, if any, after which, and the price(s) at which, the series of debt securities may be redeemed at Intuit's option under any optional redemption provisions, and other related terms and conditions;

                - the obligation, if any, of Intuit to redeem or purchase any of the debt securities under any sinking fund or analogous provision or at the option of the holder and the date(s), if any, on which, and the price(s) at which Intuit is obligated, under those provisions or otherwise, to redeem or purchase the series of debt securities and other related terms and provisions;

                - the denominations in which any of the debt securities will be issued, if other than denominations of $1,000 and any integral multiple of $1,000;

                - if the amount of payments of principal or interest is to be determined by reference to an index or a formula, or based on a coin or currency other than that in which the debt securities are stated to be payable, the manner in which these amounts will be determined and the calculation agent, if any;

                - if other than United States dollars, the currency, currencies or currency units in which payments on the debt securities will be payable and whether the holder may choose a different currency for payment;

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

                - the currency, currencies or currency units of payment of principal or interest and the period, if any, during which a holder may elect payment in a currency other than the currency in which the debt securities are denominated;

                - if other than the entire principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of maturity;

                - the terms that apply to any debt securities issued at a discount from their stated principal amount;

                - if the principal amount payable at the stated maturity of any debt securities will not be determinable before the stated maturity, the amount that will be deemed to be the principal amount as of any date for any purpose, including the principal amount that will be due and payable upon any maturity other than the stated maturity or that will be treated as outstanding as of any date (or the manner in which the deemed principal amount is to be determined);

                - if applicable, that the debt securities, in whole or any specified part, are defeasible;

                - conversion or exchange provisions, if any, including conversion or exchange prices or rates and adjustments to those prices and rates;

                - whether any of the debt securities will be issued in global form and, if so, who the depositary will be and the terms of the global securities;

                -       any subordination provisions;

                - any deletion of, or change or addition to any event of default or covenant;

                - any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

                - terms and conditions, if any, under which any of the debt securities are secured; and

                -       any other specific terms of the debt securities.

        If any debt securities are sold for any foreign currency or currency unit or if any payments of the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will contain any restrictions, elections, tax consequences, specific terms and other information about the debt securities and the foreign currency or currency unit.

        The debt securities may be issued as original issue discount securities. An original issue discount security is a debt security, including any zero-coupon security, that is sold at a price that is lower than the amount payable upon its stated maturity and provides that upon redemption or acceleration of the maturity, an amount less than the amount payable upon the state maturity becomes due and payable. An original issue discount security also may bear no interest or bear interest at a below-market rate. The prospectus supplement will also contain any special tax, accounting or other information about original issue discount securities or other kinds of debt securities that may be offered, including debt securities linked to an index or payable in currencies other than United States dollars.

CONVERSION AND EXCHANGE RIGHTS

        The terms on which any series of debt securities may be convertible into or exchangeable for common stock or other securities of Intuit will be described in the applicable prospectus supplement. These terms will include whether conversion or exchange is mandatory, at the option of the holder or at the option of Inuit. These terms may also include provisions for adjustment in the number of shares of common stock or other securities of Intuit to be received by the holders of the series of debt securities and provisions for calculation of the number of shares of common stock or other securities to be received by the holders upon conversion or exchange of debt securities according to the market price as of a specific time.

SUBORDINATED DEBT SECURITIES

        Payment of the principal of, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt, including senior debt securities. As a result of the subordination provisions, if there is a bankruptcy, dissolution or reorganization of Intuit, holders of senior indebtedness may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than the other creditors

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

of Intuit. In addition, subordinated debt securities will be effectively subordinated to creditors and preferred stockholders of our subsidiaries. The prospectus supplement relating to any subordinated debt securities will state the subordination terms of the securities as well as the total amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. The prospectus supplement will also state the limitations, if any, on issuance of additional senior debt.

FORM, EXCHANGE AND TRANSFER

        The debt securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples of $1,000. At the option of the holder, subject to the terms of the indentures and the limitations that apply to global securities described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations that apply to global securities described in the applicable prospectus supplement, debt securities may be presented for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent designated by Intuit for that purpose. Unless otherwise specified in the debt securities to be exchanged or transferred, there will not be a service charge for any registration of exchange or transfer of debt securities, but Intuit may require payment of any taxes or other governmental charges. Intuit has appointed the trustee as security registrar. Any transfer agent in addition to the security registrar that Intuit initially designates for any debt securities will be named in the applicable prospectus supplement. Intuit may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that Intuit will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If the debt securities of any series are to be redeemed in part, Intuit will not be required to:

                - issue, register the transfer of or exchange any debt security of that series during the 15-day period before the day of mailing of a notice of redemption of any debt security that may be selected for redemption; or

                - register the transfer of or exchange any debt security selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

GLOBAL SECURITIES

        We may issue a series of debt securities in whole or in part in the form of one or more global certificates that will be deposited with a depositary we will identify in a prospectus supplement. We may issue global debt securities in either registered or unregistered form and in either temporary or definitive form. We will describe the specific terms of the depositary arrangement for any series of debt securities in the applicable prospectus supplement.

        Except as described in the applicable prospectus supplement, no global security may be exchanged for debt securities registered, and no transfer of a global security may be registered, in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

                - the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the indentures; or

                - an event of default with respect to the debt securities represented by the global security has occurred and is continuing.

        As long as the depositary, or its nominee, is the registered holder of a global security, the depositary or its nominee will be considered the sole owner and holder of the debt securities represented by that global security for all purposes under the indentures. Except in the limited circumstances referred to above, owners of beneficial interests in a global security:

                - will not be entitled to have the debt securities represented by a global security registered in their names;

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

                - will not receive or be entitled to receive physical delivery of the debt securities in definitive form; and

                - will not be considered the owners or holders the debt securities under the indentures.


        We will make all payments of principal and premium, if any, and interest, if any, on a global security to the depositary or its nominee.

        The laws of some jurisdictions require that specified purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in a global security.

        Ownership of beneficial interests in a global security will be limited to institutions that have accounts with the depositary or its nominee, referred to as "participants," and to persons that may hold beneficial interests through participants. Upon the issuance of a registered global security, the depositary for the registered global security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the debt securities represented by the global security beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interest in a global security will be shown only on, and the transfer of that ownership interest will be made only through, records maintained by the depositary for participants' interests or on the records of participants for interests of persons holding through participants.

        Each person owning a beneficial interest in a global security must rely on the procedures of the depositary for the global security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any right of a holder under the indentures. Payments, transfers, exchanges and others matters relating to beneficial interests in a global security may be subject to various policies and procedures adopted by the depositary from time to time. None of Intuit, the trustee or any of our agents or agents of the trustee will have any responsibility or liability for any aspect of the depositary's or any participant's records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to the beneficial interests.

PAYMENT AND PAYING AGENTS

        Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security or one or more predecessor debt securities is registered at the close of business on the regular record date for that interest.

        Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the debt securities of a particular series will be payable at the office of the paying agent(s) designated by Intuit, except that at Intuit's option interest payments may be made by check mailed to the holder. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee will be designated as Intuit's sole paying agent for payments on debt securities of each series. The applicable prospectus supplement will name any other paying agents initially designated by Intuit for the debt securities of a particular series. Intuit may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that Intuit will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

        All moneys that Intuit pays to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt security that remain unclaimed for a period ending the earlier of 10 business days before the money would escheat to the state or at the end of two years after the relevant principal, premium or interest has become due and payable will be repaid to Intuit, and the holder of that debt security may look only to Intuit for payment.

CONSOLIDATION, MERGER AND SALE OF ASSETS

        Under the terms of the indentures, we may consolidate with or merge into another entity or convey, transfer or lease all or substantially all of our assets to another entity, if Intuit is the continuing entity or, if Intuit is not the continuing entity:

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


                - the successor entity is organized under the laws of the United States and assumes the obligations under the debt securities and the indentures; and

                - immediately after giving effect to the transaction, there is no default on the debt securities and the transaction does cause a default on the debt securities.

EVENTS OF DEFAULT

        Unless otherwise described in a prospectus supplement, each of the following will be an event of default under the indentures with respect to any series of debt securities:

                -       failure to pay the principal or any premium when due;

                - failure to pay interest for 30 days after the date payment is due and payable, if the time for payment has not been extended or deferred;

                -       failure to make any sinking fund payment when due;

                - failure to perform any other covenant for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series;

                - events in bankruptcy, insolvency or reorganization of Intuit; and

                - any other event of default specified in the supplemental indenture under which we issue a series of debt securities.

        An event of default for a particular series of debt securities is not necessarily an event of default for any other series of debt securities issued under an indenture. If an event of default involving any series of debt securities has occurred and is continuing, other than an event of default caused by events in bankruptcy, insolvency or reorganization of Intuit, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of each affected series may declare the principal amount of the debt securities of that series to be due and payable immediately. If an event of default caused by events in bankruptcy, insolvency or reorganization of Intuit has occurred and is continuing, the principal amount of all the outstanding debt securities of that series will automatically, and without any action by the trustee or any holder, become immediately due and payable. Any payment by Intuit on the subordinated debt securities following any acceleration will be subject to the subordination provisions of the indenture for the subordinated debt securities. After any acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul acceleration if all events of default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the indentures. For information about waiver of defaults, see "Modification and Waiver."

        Subject to the provisions of the indentures, if an event of default has occurred and is continuing, the trustee will not be obligated to exercise any of its rights or powers under the indentures at the request or direction of any of the holders of the applicable series of debt securities, unless those holders have offered the trustee reasonable indemnity. Subject to these provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

        A holder of a debt security of any series will have a right to institute a proceeding under the indentures, or to appoint a receiver or a trustee, or to seek any other remedy only if:

                - the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

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

                - the holders of at least 25% in aggregate principal amount of the outstanding securities of that series have made a written request, and have offered reasonable indemnity, to the trustee to institute the proceeding as trustee; and

                - the trustee has not instituted the proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding securities of that series other conflicting directions within 60 days after that notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of a debt security to enforce payment of the principal of or any premium or interest on that debt security on or after the applicable due date specified in the debt security.

        Intuit will periodically file statements with the trustee regarding its compliance with certain of the covenants in the indentures.

MODIFICATION AND WAIVER

        Intuit and the trustee may change the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the change. The following changes, however, may be made only with the consent of the holder of each outstanding debt security affected:

                -       change the stated maturity of any debt security;

                - reduce the principal amount or premium, if any, of any debt security;

                - reduce the rate or extend the time of payment of interest;

                - reduce the amount of principal of any debt security issued with an original issue discount that is payable upon acceleration or provable in bankruptcy;

                - change the place or currency of payment of principal, premium, if any, or interest;

                - impair the right to institute suit for the enforcement of any payment on any debt security;

                - in the case of subordinated debt securities, modify the subordination provisions in a manner materially adverse to the holders of the subordinated debt securities;

                - in the case of debt securities that are convertible or exchangeable into other securities of Intuit, adversely affect the right of holders to convert or exchange any of the debt securities other than as provided in the indentures;

                - reduce the percentage in principal amount of holders of debt securities of any series whose consent is required to change the indenture for that series;

                - reduce the percentage in principal amount of holders of debt securities of any series necessary for waiver of compliance with certain provisions of the indentures or for waiver of certain defaults; or

                -       modify the provisions on modification and waiver.

        The indentures will provide that the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by Intuit with specific restrictive provisions of the indentures on behalf of the holders of all debt securities of that series. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture of debt securities of that series on behalf of all holders of debt securities of that series, except a default in the payment of principal, premium, if any, or interest on any debt security of that series or a default in respect of a covenant or provision of the indenture that cannot be amended without the consent of the holder of each outstanding debt security of the series affected.

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

        Each indenture will provide that in determining whether the holders of the requisite principal amount of debt securities have given or taken any direction, notice, consent, waiver or other action under the indenture as of any date:

                - the principal amount of an original issue discount security that will be treated as outstanding will be the amount of the principal of that debt security that would be due and payable as of that date upon acceleration of the maturity to that date;

                - if, as of that date, the principal amount payable at the stated maturity of a debt security is not determinable (for example, because it is based on an index), the principal amount of that debt security treated as outstanding as of that date will be an amount determined in the manner prescribed for that debt security; and

                - the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be treated as outstanding will be the U.S. dollar equivalent, determined as of that date in the manner prescribed for that debt security, of the principal amount of that debt security.

        Certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased, will not be treated as outstanding.

        Except in limited circumstances, we will be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures, in the manner and subject to the limitations provided in the indentures. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, only persons who are holders of outstanding debt securities of that series on the record date may take that action. To be effective, holders of the requisite principal amount of those debt securities must take that action within a specified period following the record date. For any particular record date, this period will be 180 days or a shorter period as may be specified by Intuit (or the trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time.

DEFEASANCE AND COVENANT DEFEASANCE

        Intuit can discharge or defease its obligations under the indentures as stated below or as provided in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, Intuit may, at its option, discharge its obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that have either become due and payable or are by their terms to become due and payable, or are scheduled for redemption, within one year. Intuit may effect a discharge by irrevocably depositing with the trustee cash or U.S. government obligations, as trust funds, in an amount sufficient to pay, when due, whether at maturity, upon redemption or otherwise, the principal of, premium, if any, and interest on the debt securities. Intuit must also pay all other amounts it is obligated to pay under the indenture and deliver to the trustee an opinion of counsel to the effect that all conditions to discharge of the indenture have been satisfied.

        Unless otherwise specified in the applicable prospectus supplement, Intuit may also discharge any and all of its obligations to holders of any series of debt securities at any time, which is referred to as "defeasance." Intuit may also be released from the obligations imposed by any covenants of any outstanding series of debt securities and provisions of the indentures, and may omit to comply with those covenants without creating an event of default under the trust declaration, which is referred to as "covenant defeasance." Intuit may effect defeasance and covenant defeasance only if, among other things, Intuit irrevocably deposits with the trustee cash or U.S. government obligations, as trust funds, in an amount that will provide money in an amount sufficient to pay the principal of, premium, if any, and interest on all outstanding debt securities of the series on their stated maturities. In addition, Intuit must deliver an opinion of counsel to the trustee. In the case of covenant defeasance, the opinion must be to the effect that holders of the series of debt securities will not recognize gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no covenant defeasance had occurred. In the case of defeasance, the opinion must be to the effect that Intuit has received a ruling from the United States Internal Revenue Service, the Internal Revenue Service has published a ruling or there has been a change in tax law, and based on that ruling or change, holders of the series of debt securities will not recognize gain or loss for federal income tax purposes as a result

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

of the defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as if no defeasance had occurred. Intuit will remain subject to obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies, to hold moneys for payment in trust and, if applicable, to effect conversion of debt securities.

NOTICES

        Notices to holders of debt securities will be given by mail to the addresses of the holders as they appear in the security register.

TITLE

        Intuit, the trustee and any agent of either Intuit or the trustee may treat the person in whose name a debt security is registered as the absolute owner of that debt security, whether or not it may be overdue, for the purpose of making payment and for all other purposes.

GOVERNING LAW

        The indentures and the debt securities will be governed by, and construed in accordance with, the law of New York State.

REGARDING THE TRUSTEE

        If the trustee becomes a creditor of Intuit, the indentures limit the right of the trustee to obtain payment of claims or to realize on property received in respect of any such claim as security or otherwise. The trustee may engage in other transactions. If the trustee acquires any conflicting interest and there is a default under the securities of any series for which it serves as trustee, however, the trustee must eliminate the conflict or resign.


                              PLAN OF DISTRIBUTION

        We may sell the shares of common stock, shares of preferred stock and debt securities directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of these methods. We may distribute the securities from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the times of sale, at prices related to those prevailing market prices or at negotiated prices. The prospectus supplement for the securities being offered will describe the terms of the offering, including:

                - the name or names of any underwriters, dealers or agents;

                - the purchase price and the proceeds to us from that sale;

                - any underwriting discounts and other items constituting underwriters' compensation;

                - any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

                - whether the securities will trade on any securities exchanges or the Nasdaq National Market.

        If we use underwriters, we will enter into an underwriting agreement with those underwriters relating to the securities that we will offer. Unless otherwise provided in the applicable prospectus supplement, the obligations of the underwriters to purchase these securities will be subject to conditions. The underwriters will be obligated to purchase all of these securities if any are purchased. We may also agree to indemnify the underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters, dealers or agents may be required to make in respect to those civil liabilities. Certain underwriters, dealers or agents and their associates may be customers of, engage in transactions with or perform services for Intuit in the ordinary course of business.

        The underwriters will acquire the securities subject to the underwriting agreement for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from the purchasers of these securities for whom they may act as agent. Underwriters may sell these securities to or through dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter and/or commissions from the purchasers for whom they may act as agent. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        We may also sell the securities in connection with a remarketing upon their purchase, in connection with a redemption or repayment, by a remarketing firm acting as principal for its own account or as our agent. Remarketing firms may be deemed to be underwriters in connection with the securities that they remarket.

        We may authorize underwriters to solicit offers by institutions to purchase the securities subject to the underwriting agreement from us at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. If we sell securities under these delayed delivery contracts, the prospectus supplement will state that as well as the conditions to which these delayed delivery contracts will be subject and the commission payable for that solicitation.

        If we use dealers in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices that they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement. We may also sell any of the securities through agents that we designate from time to time. We will name any agent involved in the offer or sale of these securities and will list commissions payable by us to these agents in the prospectus supplement. These agents will be acting on a best efforts basis to solicit purchases for the period of their appointment, unless we state otherwise in the applicable prospectus supplement. Dealers and agents named in a prospectus supplement may be deemed to be underwriters within the meaning of the Securities Act of 1933 of the securities described in that prospectus supplement. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales of those securities.

        We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any.

        All debt securities will be new issues of securities with no established trading market. Any underwriters to whom we sell debt securities for public offering and sale may make a market in those securities, but will not be obligated to do so and may discontinue any market making at any time without notice. An active trading market for any debt securities may never develop.

                                  LEGAL MATTERS

        The validity of the issuance of the common stock and preferred stock offered by this prospectus will be passed upon for Intuit by Fenwick & West LLP, Palo Alto, California. The validity of the issuance of the debt securities offered by this prospectus will be passed upon for Intuit by Pillsbury Winthrop LLP, New York, New York. Legal matters relating to the securities offered will be passed on for any underwriters by the counsel for the underwriters named in the applicable prospectus supplement.

                                     EXPERTS

        The consolidated financial statements and schedule of Intuit appearing in Intuit Inc.'s Form 10-K for the year ended July 31, 2000, have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their report thereon that is included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

        The statements of income, stockholders' equity, and cash flows of Rock Financial Corporation for the year ended December 31, 1998, have been audited by KPMG LLP, independent auditors, as set forth in their report thereon that is included in Intuit's Form 10-K for the year ended July 31, 2000. The report of KPMG LLP refers to a change in method of accounting for software developed for internal use. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The estimated expenses to be paid by the Registrant in connection with this offering are as follows:


        Securities and Exchange Commission registration fee...................        $125,000
        Nasdaq National Market filing fee.....................................          17,500
        Trustee's fees and expenses...........................................          10,000
        Accounting fees and expenses..........................................         150,000
        Legal fees and expenses...............................................         150,000
        Printing and engraving................................................         100,000
        Blue sky fees and expenses............................................          15,000
        Transfer agent fees and expenses......................................          15,000
        Rating agencies' fees.................................................         100,000
        Miscellaneous.........................................................          42,500
                                                                                      --------

                      Total...................................................        $725,000
                                                                                      ========


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        As permitted by Section 145 of the Delaware General Corporation Law, Intuit's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of Intuit provide that:

                - Intuit is required to indemnify its directors and officers and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of Intuit) at Intuit's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary;

                - Intuit may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law;

                - Intuit is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom Intuit brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit);

                - the rights conferred in the Bylaws are not exclusive and Intuit is authorized to enter into indemnification agreements with its directors, officers and employees; and

                - Intuit may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

        Intuit's policy is to enter into indemnity agreements with each of its and its subsidiaries' directors and officers that provide the maximum indemnity allowed to directors and officers by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that directors and officers will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of Intuit, on account of their services as directors or officers of Intuit or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of Intuit. Intuit will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims initiated by the indemnified party and not by way of defense, except with respect to proceedings specifically authorized by Intuit's Board of Directors or brought to enforce a right to indemnification under the Indemnity Agreement, Intuit's Bylaws or any statute or law. Under the agreements, Intuit is not obligated to indemnify the indemnified party

                - for any expenses incurred by the indemnified party with respect to any proceeding instituted by the indemnified party to enforce or interpret the agreement, if a court of competent jurisdiction determines that each of the material assertions made by the indemnified party in such proceeding was not made in good faith or was frivolous;

                - for any amounts paid in settlement of a proceeding unless Intuit consents to such settlement;

                - with respect to any proceeding brought by Intuit against the indemnified party for willful misconduct, unless a court determines that each of such claims was not made in good faith or was frivolous;

                - on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of Intuit pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and related laws;

                - on account of the indemnified party's conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest, or to constitute willful misconduct or a knowing violation of the law;

                - on account of any conduct from which the indemnified party believed to be contrary to the best interests of Intuit or its stockholders;

                - on account of conduct that constituted a breach of the indemnified party's duty of loyalty to Intuit or its stockholders; or

                - if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

        The indemnification provision in the Bylaws, and the indemnity agreements entered into between Intuit and its directors and officers, may be sufficiently broad to permit indemnification of Intuit's officers and directors for liabilities arising under the Securities Act of 1933.

        The indemnity agreements with Intuit's officers and directors require Intuit to maintain director and officer liability insurance to the extent reasonably available. Intuit currently maintains a director and officer liability insurance policy.

        The form(s) of proposed Underwriting Agreement(s) to be filed as (an) Exhibit(s) hereto or incorporated by reference herein may include provisions regarding the indemnification of officers and directors of the registrant by the several Underwriters.


ITEM 16.  EXHIBITS.

        The following exhibits are filed herewith or incorporated by reference herein:


EXHIBIT
NUMBER                                         EXHIBIT TITLE
-------                                        -------------
1.01*          Form(s) of Underwriting Agreement(s).

2.01           Amended and Restated Registration Rights Agreement dated as of September 15,
               1996 between Intuit and Checkfree Corporation. Incorporated by reference to
               Exhibit No. 4.01 to Intuit's Form 10-Q for quarter ended January 31, 1997.


2.02           Asset Purchase Agreement by and among Lacerte Software Corporation, Lacerte
               Educational Services Corporation, Intuit Inc. and IL Acquisition
               Corporation, dated May 18, 1998. Incorporated by reference to Exhibit No.
               2.01 to Intuit's Form 8-K/A filed May 19, 1998.

               Exchange Agreement dated as of March 2, 1999 by and among Intuit Inc.,
2.03           Computing Resources, Inc., Ranson W. Webster and Harry D. Hart and Amendment
               No. 1 thereto dated April 30, 1999. Incorporated by reference to Exhibit
               No. 2.01 to Intuit's Form 8-K filed May 7, 1999.

2.04           Agreement and Plan of Merger among Intuit, Merger Sub 1, Inc., Merger Sub 2,
               Inc., Rock Financial Corporation and Title Source, Inc., dated October 6,
               1999 (schedules and similar attachments will be furnished to the Commission upon request). Incorporated by reference to Annex A to the prospectus/proxy statement in Intuit's Form S-4 Registration Statement (File No. 333-90393)
               filed November 5, 1999.

2.05           Stock Sale and Purchase Agreement dated August 30, 2000 by and among Intuit
               Inc., Venture Finance Software Corp. and certain security holders of Venture
               Finance Software Corp. Incorporated by reference to Exhibit No. 2.01 to
               Intuit's Form 8-K filed September 13, 2000.

4.01           Form of Senior Indenture. Incorporated by reference to Exhibit No. 4.01 to
               Intuit's Form S-3 Registration Statement (File No. 333-50417), declared effective April 30, 1998.

4.02           Form of Subordinated Indenture. Incorporated by reference to Exhibit No.
               4.01 to Intuit's Form S-3 Registration Statement (File No. 333-50417),
               declared effective April 30, 1998.

4.03           Form of Senior Debt Security (included in Exhibit 4.1). Incorporated by reference to Exhibit No. 4.01 to Intuit's Form S-3 Registration Statement
               (File No. 333-50417), declared effective April 30, 1998.

4.04           Form of Subordinated Debt Security (included in Exhibit 4.02). Incorporated by reference to Exhibit No. 4.01 to Intuit's Form S-3 Registration Statement
               (File No. 333-50417), declared effective April 30, 1998.

4.05           Bylaws of Intuit, as amended and restated effective April 29, 1998.
               Incorporated by reference to Exhibit No. 3.1 to Intuit's Form 8-K filed May
               5, 1998.

4.06           Form of Specimen Certificate for Intuit's Common Stock. Incorporated by
               reference to Exhibit No. 4.01 to Intuit's Form 10-K for the fiscal year ended July 31, 2000.

4.07           Form of Right Certificate for Series B Junior Participating Preferred Stock
               (included in Exhibit 4.09). Incorporated by reference to Exhibit No. 4.09 to Intuit's Form S-8 Registration Statement (File No. 333-92503) filed
               December 10, 1999.

4.08           Restated Certificate of Incorporation dated as of January 19, 2000.
               Incorporated by reference to Exhibit No. 4.01 to Intuit's Form 10-Q for the quarter ended April 30, 2000.

4.09           Second Amended and Restated Rights Agreement dated October 15, 1999.
               Incorporated by reference to Exhibit No. 4.09 to Intuit's Form S-8
               Registration Statement (File No. 333-92503) filed December 10, 1999.

5.01           Opinion of Fenwick & West LLP.

5.02           Opinion of Pillsbury Winthrop LLP.

12.01          Computation of Ratios of Earnings to Fixed Charges.

23.01          Consent of Ernst & Young LLP, independent auditors.


23.02          Consent of KPMG LLP, independent auditors.

23.03          Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.04          Consent of Pillsbury Winthrop LLP (included in Exhibit 5.02).

24.01          Power of Attorney (see Page II-6).

25.1           Form T-1 Statement of Eligibility and Qualification Under the Trust
               Indenture Act of 1939 of a Corporation Designated to Act as Trustee, of
               Trustee for Senior Indenture and Subordinated Indenture.

-----------------
  * To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.

ITEM 17.  UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        Provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

        (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on this 30th day of January, 2001.
                                        INTUIT INC.

                                        By:  /s/ Greg J. Santora
                                           -------------------------------------
                                             Greg J. Santora
                                             Senior Vice President and Chief
                                             Financial Officer

        KNOW ALL BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Stephen M. Bennett and Greg J. Santora, and each of them, his or her attorneys-in-fact and agents, each with the power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 NAME                                   TITLE                            DATE
                 ----                                   -----                            ----

PRINCIPAL EXECUTIVE OFFICER:

  /s/ Stephen M. Bennett                President, Chief Executive Officer         January 30, 2001
-----------------------------------     and Director
Stephen M. Bennett

PRINCIPAL FINANCIAL OFFICER AND
PRINCIPAL ACCOUNTING OFFICER:

  /s/ Greg J. Santora                   Senior Vice President and Chief            January 30, 2001
-----------------------------------     Financial Officer
Greg J. Santora


ADDITIONAL DIRECTORS:

  /s/ William V. Campbell               Chairman of the Board of Directors         January 30, 2001
-----------------------------------
William V. Campbell

  /s/ Scott D. Cook                     Chairman of the Executive Committee of     January 30, 2001
-----------------------------------     the Board of Directors
Scott D. Cook

  /s/ Christopher W. Brody              Director                                   January 30, 2001
-----------------------------------
Christopher W. Brody

  /s/ L. John Doerr                     Director                                   January 30, 2001
-----------------------------------
L. John Doerr

  /s/ Michael R. Hallman                Director                                   January 30, 2001
-----------------------------------
Michael R. Hallman

  /s/ Donna L. Dubinsky                 Director                                   January 30, 2001
-----------------------------------
Donna L. Dubinsky

  /s/ William H. Harris, Jr.            Director                                   January 30, 2001
-----------------------------------
William H. Harris, Jr.

                                  EXHIBIT INDEX



EXHIBIT
NUMBER                                         EXHIBIT TITLE
------                                         -------------

1.01*          Form(s) of Underwriting Agreement(s).

2.01           Amended and Restated Registration Rights Agreement dated as of September 15,
               1996 between Intuit and Checkfree Corporation. Incorporated by reference to
               Exhibit No. 4.01 to Intuit's Form 10-Q for quarter ended January 31, 1997.

2.02           Asset Purchase Agreement by and among Lacerte Software Corporation, Lacerte
               Educational Services Corporation, Intuit Inc. and IL Acquisition
               Corporation, dated May 18, 1998. Incorporated by reference to Exhibit No.
               2.01 to Intuit's Form 8-K/A filed May 19, 1998.

2.03           Exchange Agreement dated as of March 2, 1999 by and among Intuit Inc.,
               Computing Resources, Inc., Ranson W. Webster and Harry D. Hart and Amendment
               No. 1 thereto dated April 30, 1999. Incorporated by reference to Exhibit
               No. 2.01 to Intuit's Form 8-K filed May 7, 1999.

2.04           Agreement and Plan of Merger among Intuit, Merger Sub 1, Inc., Merger Sub 2,
               Inc., Rock Financial Corporation and Title Source, Inc., dated October 6,
               1999 (schedules and similar attachments will be furnished to the Commission upon request). Incorporated by reference to Annex A to the prospectus/proxy statement in Intuit's Form S-4 Registration Statement (File No. 333-90393)
               filed November 5, 1999.

2.05           Stock Sale and Purchase Agreement dated August 30, 2000 by and among Intuit
               Inc., Venture Finance Software Corp. and certain security holders of Venture
               Finance Software Corp. Incorporated by reference to Exhibit No. 2.01 to
               Intuit's Form 8-K filed September 13, 2000.

4.01           Form of Senior Indenture. Incorporated by reference to Exhibit No. 4.01 to
               Intuit's Form S-3 Registration Statement (File No. 333-50417), declared effective April 30, 1998.

4.02           Form of Subordinated Indenture. Incorporated by reference to Exhibit No.
               4.01 to Intuit's Form S-3 Registration Statement (File No. 333-50417),
               declared effective April 30, 1998.

4.03           Form of Senior Debt Security (included in Exhibit 4.1). Incorporated by reference to Exhibit No. 4.01 to Intuit's Form S-3 Registration Statement
               (File No. 333-50417), declared effective April 30, 1998.

4.04           Form of Subordinated Debt Security (included in Exhibit 4.02). Incorporated by reference to Exhibit No. 4.01 to Intuit's Form S-3 Registration Statement
               (File No. 333-50417), declared effective April 30, 1998.

4.05           Bylaws of Intuit, as amended and restated effective April 29, 1998.
               Incorporated by reference to Exhibit No. 3.1 to Intuit's Form 8-K filed May
               5, 1998.

4.06           Form of Specimen Certificate for Intuit's Common Stock. Incorporated by
               reference to Exhibit No. 4.01 to Intuit's Form 10-K for the fiscal year ended July 31, 2000.

4.07           Form of Right Certificate for Series B Junior Participating Preferred Stock
               (included in Exhibit 4.09). Incorporated by reference to Exhibit No. 4.09 to Intuit's Form S-8 Registration Statement (File No. 333-92503) filed
               December 10, 1999.


EXHIBIT
NUMBER                                         EXHIBIT TITLE
------                                         -------------
4.08           Restated Certificate of Incorporation dated as of January 19, 2000.
               Incorporated by reference to Exhibit No. 4.01 to Intuit's Form 10-Q for the quarter ended April 30, 2000.

4.09           Second Amended and Restated Rights Agreement dated October 15, 1999.
               Incorporated by reference to Exhibit No. 4.09 to Intuit's Form S-8
               Registration Statement (File No. 333-92503) filed December 10, 1999.

5.01           Opinion of Fenwick & West LLP.

5.02           Opinion of Pillsbury Winthrop LLP.

12.01          Computation of Ratios of Earnings to Fixed Charges.

23.01          Consent of Ernst & Young LLP, independent auditors.

23.02          Consent of KPMG LLP, independent auditors.

23.03          Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.04          Consent of Pillsbury Winthrop LLP (included in Exhibit 5.02).

24.01          Power of Attorney (see Page II-6).

25.1           Form T-1 Statement of Eligibility and Qualification Under the Trust
               Indenture Act of 1939 of a Corporation Designated to Act as Trustee, of
               Trustee for Senior Indenture and Subordinated Indenture.


----------------
  * To be filed by amendment or by a report on Form 8-K pursuant to Section 601 of Regulation S-K.